                                                                    EXHIBIT 23.3

                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to being named as a director nominee of Synetics Solutions Inc., an Oregon corporation ("Synetics"), in the Registration Statement on Form S-1 of Synetics (including the prospectus contained therein), and in all subsequent amendments and post-effective amendments or supplements thereto.

Dated: April 15, 2004

Signature: MERRILL A. MCPEAK
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           Merrill A. McPeak